Exhibit 99.2

Forbes Receives Confirmation of Plan of Reorganization
Company Set to Emerge in April

ALICE, Texas (March 31, 2017) -- Forbes Energy Services Ltd. (OTC Pink: FESLQ) (the “Company” or “Forbes”) today announced that the plan of reorganization (the “Plan”) under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) of Forbes and its domestic subsidiaries (collectively, the “Debtors”) has been confirmed by the U.S. Bankruptcy Court for the Southern District of Texas-Corpus Christi Division. The Debtors, which filed for Chapter 11 on January 22, 2017, anticipate that the Plan will become effective in mid April 2017 (the “Effective Date”).
Through the restructuring process and upon emergence, the Debtors will achieve a net reduction in their debt by approximately $230 million.
The Plan anticipates that, among other things, on the Effective Date (i) all existing Equity Interests (as defined in the Plan and which include Forbes’s common stock, Forbes’s preferred stock, awards under Forbes’s prepetition incentive compensation plan and the preferred stock purchase rights under Forbes’s rights agreement) of Forbes will be extinguished without recovery; (ii) Forbes 9% senior notes due 2019 (the “Senior Notes”) will be cancelled and each holder of the Senior Notes will receive such holder’s pro rata share of (a) $20 million in cash and (b) 100% of the new common stock of reorganized Forbes, subject to dilution only as a result of the shares of new common stock of reorganized Forbes issued or available for issuance in connection with a proposed management incentive plan (the “Management Incentive Plan”); (iii) certain holders of the Senior Notes will make available to the reorganized Debtors a $50 million new first lien term loan facility (the “Exit Facility”) which is being backstopped by certain holders of the Senior Notes; (iv) the Debtors’ existing loan and security agreement, dated as of September 9, 2011 (the “Loan Agreement”), with Regions Bank will be terminated and a new letter of credit facility entered into with Regions Bank (the “New Regions Facility”); (v) Regions Bank, as the sole lender under the Loan Agreement (the “Lender”) will (a) receive cash to satisfy all outstanding obligations with respect to the Revolving Advances (as defined in the Loan Agreement), including, without limitation, all outstanding Revolving Advances and all interest, fees, and other charges due and payable under the Loan Agreement relating to the Revolving Advances, and (b) as to the Issuer and Bank Product Provider (as each term is defined in the Loan Agreement), continue to hold the cash pledged by Debtors to collateralize all outstanding letters of credit and Bank Product Obligations under the Loan Agreement that will be covered by the New Regions Facility; and (vi) holders of allowed creditor claims, aside from holders of the Senior Notes, will either receive, on account of such claims, payment in full in cash or otherwise have their rights reinstated under the Bankruptcy Code.

The Plan and other information related to the Chapter 11 cases are available at a website administered by the Debtors’ claims agent, Kurtzman Carson Consultants, LLC, at http://www.kccllc.net/forbes.
Pachulski Stang Ziehl & Jones LLP is acting as legal restructuring counsel, Winstead PC is acting as corporate and securities counsel, and Alvarez & Marsal North America, LLC and Jefferies LLC are acting as financial advisors for the Company. Fried, Frank, Harris, Shriver & Jacobson LLP is acting as legal counsel and FTI Consulting, Inc. is acting as financial advisor to those holders of the Senior Notes party to the Restructuring Support Agreement dated as of December 21, 2016 among the Debtors and such holders.

About Forbes Energy
Forbes Energy is an independent oilfield services contractor that provides a broad range of drilling-related and production-related services to oil and natural gas companies, primarily onshore in Texas and Pennsylvania.  More information on the Company can be found by visiting www.forbesenergyservices.com.

Forward Looking Statements and Regulation G Reconciliation
This press release includes certain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements can generally be identified by the appearance in such a statement of words like “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project” or “should” or other comparable words or the negative of these words. When you consider the Company’s forward-looking statements, you should keep in mind the risk factors it describes and other cautionary statements it makes in its Annual Report on Form 10-K for the year ended December 31, 2015 and in Part II, Item 1A of its Quarterly Report on Form 10-Q for the period ended June 30, 2016. The Company’s forward-looking statements are only predictions based on expectations that it believes are reasonable. The Company’s actual results could differ materially from those anticipated in, or implied by, these forward-looking statements as a result of known risks and uncertainties set forth below and in its Annual Report on Form 10-K for the year ended December 31, 2015 and in Part II, Item 1A of its Quarterly Report on Form 10-Q for the period ended June 30, 2016.  These factors include or relate to: the Company’s ability to consummate the Plan; the effects of the filing of the chapter 11 cases on the Company’s business and the interests of various constituents; the Bankruptcy Court’s rulings in the chapter 11 cases, as well the outcome of all other pending litigation and the outcome of the chapter 11 cases in general; the length of time that the Company will operate under chapter 11 protection and the continued availability of operating capital during the pendency of the chapter 11 cases; risks associated with third party motions or objections in the chapter 11 cases, which may interfere with the Company’s ability to consummate the Plan; the potential adverse effects of the chapter 11 cases on the Company’s liquidity or results of operations; the Company’s ability to execute its business and financial reorganization plan; and increased advisory costs to execute the Company’s reorganization.

In addition to the above factors, actual operating results directly impact the Company’s ability to effect a capital restructuring and could continue to be impacted by the following: the effect of the industry-wide downturn in energy exploration and development activities; continuing incurrence of operating losses due to such downturn; oil and natural gas commodity prices; market response to global demands to curtail use of oil and natural gas; capital budgets and spending by the oil and natural gas industry; the ability or willingness of the Organization of Petroleum Exporting Countries (“OPEC”) to set and maintain production levels for oil; oil and natural gas production levels by non-OPEC countries; supply and demand for oilfield services and industry activity levels; the Company’s ability to maintain stable pricing; the Company’s level of indebtedness; possible impairment of the Company’s long-lived assets; potential for excess capacity; competition; substantial capital requirements; significant operating and financial restrictions under the Company’s indenture and revolving credit facility; technological obsolescence of operating equipment; dependence on certain key employees; concentration of customers; substantial additional costs of compliance with reporting obligations, the Sarbanes-Oxley Act and indenture covenants; seasonality of oilfield services activity; collection of accounts receivable; environmental and other governmental regulation, including potential climate change legislation; the potential disruption of business activities caused by the physical effects, if any, of climate change; risks inherent in the Company’s operations; ability to fully integrate future acquisitions; variation from projected operating and financial data; variation from budgeted and projected capital expenditures; volatility of global financial markets; and the other factors discussed under “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 and in Part II, Item 1A of its Quarterly Report on Form 10-Q for the period ended June 30, 2016. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. To the extent these risks, uncertainties and assumptions give rise to events that vary from the Company’s expectations, the forward-looking events discussed in this press release may not occur. All forward-looking statements attributable to the Company are qualified in their entirety by this cautionary statement.
Contact: Casey Stegman
Investor Relations
214-987-4121